Exhibit 99.1

SKECHERS ANNOUNCES RECORD FIRST QUARTER 2022 FINANCIAL RESULTS

LOS ANGELES, CA. – April 26, 2022 – SKECHERS U.S.A., Inc. (“Skechers” or the “Company”) (NYSE:SKX), The Comfort Technology CompanyTM and a global footwear leader, today announced financial results for the first quarter ended March 31, 2022.

First Quarter Highlights

•	Record quarterly sales of $1.82 billion, a year-over-year increase of 26.8%
•	Wholesale sales grew 32.7%
•	Direct-to-Consumer sales grew 15.7%
•	Diluted earnings per share of $0.77, a year-over-year increase of 22.2%
•	Repurchased $25 million of common stock

“First quarter sales of over $1.8 billion are a new quarterly sales record for Skechers, and reflect our broad-based global appeal and our team’s focus on successfully navigating supply chain constraints,” began David Weinberg, Chief Operating Officer of Skechers. “The sales achievement was driven by increases of 33% in our Wholesale and 16% in our Direct-to-Consumer segments. By region, the growth was the result of increases of 31% in the Americas, driven by double-digit growth in the United States; 49% in EMEA, driven by strong growth across Europe; and 4% in APAC, led by 9% growth in China. Several key APAC markets faced increasing COVID-related restrictions as the quarter evolved including China. Despite the on-going pandemic and other macroeconomic headwinds, we are especially encouraged by the phenomenal growth we experienced. We believe this momentum will continue as we strive towards our goal of $10 billion by 2026.”

“As we mark our third decade in business, we couldn’t be more excited about our future. In the first quarter, we achieved a new quarterly sales record, delivered the most innovative, stylish and comfortable product yet, and supported it with impactful marketing,” said Robert Greenberg, Chief Executive Officer of Skechers. “Our position as the third largest footwear brand in the world is the result of exceptional global partnerships and the strong consumer demand for our products. To drive awareness, we began the year with two Skechers commercials airing around the Super Bowl featuring Willie Nelson, including one with his hit song ‘On the Road Again.’ We launched a new workout walking collection with two campaigns starring Brooke Burke and former NFL star Cris Carter, who joined our roster of legends, including Rusty Wallace, Tony Romo and Howie Long. We also launched Skechers campaigns featuring two powerful female brand ambassadors, Amanda Kloots and Martha Stewart. With a talented team determined to ensure our success, we believe our strategy of communicating the uniqueness of Skechers’ comfort technology, style, innovation and quality products globally will continue to deliver record sales in 2022.”

First Quarter 2022 Financial Results

	Three Months Ended
	March 31,		Change
(in millions, except per share data)	2022	2021	$	%
Sales	$1,819.6	$1,434.5	$385.1	26.8
Gross profit	824.2	685.7	138.5	20.2
Gross margin	45.3%	47.8%		(250	)bps
Operating expenses	648.3	528.0	120.3	22.8
As a % of sales	35.6%	36.8%		(120	)bps
Earnings from operations	175.9	157.7	18.2	11.6
Operating margin	9.7%	11.0%		(130	)bps
Net earnings	$121.2	$98.6	$22.6	23.0
Diluted earnings per share	$0.77	$0.63	$0.14	22.2

First quarter sales increased 26.8% as a result of a 28.7% increase in domestic sales and a 25.5% increase in international sales, primarily driven by strength in wholesale sales. Both segments experienced increases, with

Wholesale increasing 32.7% and Direct-to-Consumer increasing 15.7%. On a constant currency basis, sales increased 28.7%.

Wholesale sales growth of $308.2 million, or 32.7%, was led by increases in AMER of 41.6% and EMEA of 42.0%. Wholesale volume increased 22.7% and average selling price increased 8.6%.

Direct-to-Consumer sales growth of $76.9 million, or 15.7%, was led by increases in EMEA of 157.3%, which lapped COVID restrictions in the prior year, AMER of 11.2% and APAC of 8.5%. Direct-to-Consumer average selling price increased 15.1% resulting from reduced promotions and higher prices.

Gross margin was 45.3%, a decrease of 250 basis points, driven by higher per unit freight costs partially offset by average selling price increases.

Operating expenses increased $120.3 million, or 22.8%, but as a percentage of sales, improved 120 basis points to 35.6% from 36.8% in the prior year. Selling expenses increased $16.9 million, or 18.5%, due to higher global demand creation expenditures. General and administrative expenses increased $103.4 million, or 23.7%, due to increased volume-driven labor, and warehouse and distribution expenses.

Earnings from operations increased $18.2 million, or 11.6%, to $175.9 million.

Net earnings were $121.2 million and diluted earnings per share were $0.77, an increase of 22.2% over the prior year.

In the first quarter, the Company’s effective income tax rate was essentially flat year-over-year at 20.0%.

“Skechers once again delivered exceptional results, with record first quarter sales and earnings, despite continuing challenges from the COVID pandemic,” stated John Vandemore, Chief Financial Officer of Skechers. “The strength of our brand, coupled with our continued focus on investing and executing against our global growth strategy, gives us abundant confidence that achieving $10 billion in sales by 2026 remains both an achievable objective and valuable means to drive shareholder value.”

Balance Sheet

Cash, cash equivalents and investments totaled $819.9 million, a decrease of $220.6 million, or 21.2% from December 31, 2021, primarily reflecting increased accounts receivable from wholesale sales, particularly in the Americas.

Inventory was $1.45 billion, a decrease of $21.5 million or 1.5% from December 31, 2021. The slight decrease in inventory reflects lower merchandise in transit levels due to the improvement of some supply chain constraints.

Share Repurchase

During the first quarter, the Company repurchased approximately 652,000 shares of its Class A common stock for $25.0 million. At March 31, 2022, approximately $475.0 million remained available under the Company’s share repurchase program.

Outlook

For the second quarter of 2022, the Company believes it will achieve sales between $1.75 billion and $1.80 billion and diluted earnings per share of between $0.50 and $0.55. Further, the Company believes that for the fiscal year 2022, it will achieve sales between $7.2 billion and $7.4 billion and diluted earnings per share of between $2.75 and $2.95.

Store Count

	Number of Stores
	December 31, 2021	Opened	Closed(1)	March 31, 2022
Domestic stores	515	13	(12)	516
International stores	845	18	(29)	834
Distributor, licensee and franchise stores	2,946	77	(65)	2,958
Total Skechers stores	4,306	108	(106)	4,308
(1)	Does not reflect temporary closures due to the COVID-19 pandemic.

First Quarter 2022 Conference Call

The Company will host a conference call today at 4:30 p.m. ET / 1:30 p.m. PT to discuss its first quarter 2022 financial results. The call can be accessed on the Investor Relations section of the Company’s website at investors.skechers.com. For those unable to participate during the live broadcast, a replay will be available beginning April 26, 2022 at 7:30 p.m. ET, through May 10, 2022, at 11:59 p.m. ET. To access the replay, dial 844-512-2921 (U.S.) or 412-317-6671 (International) and use passcode: 13728410.

About SKECHERS U.S.A., Inc.

Skechers U.S.A., Inc., The Comfort Technology Company™ based in Southern California, designs, develops and markets a diverse range of lifestyle and performance footwear, apparel and accessories for men, women and children. The Company’s collections are available in over 180 countries and territories through department and specialty stores, and direct to consumers through digital stores and 4,308 Company- and third-party-owned physical retail stores. The Company manages its international business through a network of wholly-owned subsidiaries, joint venture partners, and distributors. For more information, please visit about.skechers.com and follow us on Facebook, Instagram, Twitter and TikTok.

Reference in this press release to “Sales” refers to Skechers’ net sales reported under GAAP. This announcement contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include, without limitation, Skechers’ future domestic and international growth, financial results and operations including expected net sales and earnings, its development of new products, future demand for its products, its planned domestic and international expansion, opening of new stores and additional expenditures, and advertising and marketing initiatives. Forward-looking statements can be identified by the use of forward-looking language such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will,” “could,” “may,” “might,” or any variations of such words with similar meanings. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in forward-looking statements. Factors that might cause or contribute to such differences include the disruption of business and operations due to the COVID-19 pandemic; delays or disruptions in our supply chain; international economic, political and market conditions including the challenging consumer retail markets in the United States and the impact of Russia’s recent invasion of Ukraine; sustaining, managing and forecasting costs and proper inventory levels; losing any significant customers; decreased demand by industry retailers and cancellation of order commitments due to the lack of popularity of particular designs and/or categories of products; maintaining brand image and intense competition among sellers of footwear for consumers, especially in the highly competitive performance footwear market; anticipating, identifying, interpreting or forecasting changes in fashion trends, consumer demand for the products and the various market factors described above; sales levels during the spring, back-to-school and holiday selling seasons; and other factors referenced or incorporated by reference in Skechers’ annual report on Form 10-K for the year ended December 31, 2021. Taking these and other risk factors associated with the COVID-19 pandemic into consideration, the dynamic nature of these circumstances means that what is stated in this press release could change at any time, and as a result, actual results could differ materially from those contemplated by such forward-looking statements. The risks included here are not exhaustive. Skechers operates in a very competitive and rapidly changing environment. New risks emerge from time to time and we cannot predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. Moreover, reported results should not be considered an indication of future performance.

Investor Relations:

Andrew Greenebaum

Addo Investor Relations

investors@skechers.com

Press:

Jennifer Clay

Vice President, Corporate Communications

Skechers U.S.A., Inc.

jennc@skechers.com

SKECHERS U.S.A., INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of March 31,	As of December 31,
(in thousands)	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$589,908	$796,283
Short-term investments	104,933	98,580
Trade accounts receivable, net	1,010,599	732,793
Other receivables	71,924	80,043
Inventory	1,449,513	1,470,994
Prepaid expenses and other	198,727	193,547
Total current assets	3,425,604	3,372,240
Property, plant and equipment, net	1,184,483	1,128,909
Operating lease right-of-use assets	1,191,885	1,224,580
Deferred tax assets	446,007	451,355
Long-term investments	125,051	145,590
Goodwill	93,497	93,497
Other assets, net	78,583	75,109
Total non-current assets	3,119,506	3,119,040
TOTAL ASSETS	$6,545,110	$6,491,280
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$812,216	$876,342
Accrued expenses	258,713	265,420
Operating lease liabilities	225,885	225,658
Current installments of long-term borrowings	58,711	76,967
Short-term borrowings	50,245	1,195
Total current liabilities	1,405,770	1,445,582
Long-term operating lease liabilities	1,064,231	1,094,748
Long-term borrowings	265,305	263,445
Deferred tax liabilities	11,300	11,820
Other long-term liabilities	132,588	133,613
Total non-current liabilities	1,473,424	1,503,626
Total liabilities	2,879,194	2,949,208
Stockholders’ equity
Preferred Stock	—	—
Class A Common Stock	135	135
Class B Common Stock	21	21
Additional paid-in capital	415,357	429,608
Accumulated other comprehensive loss	(46,822)	(48,323)
Retained earnings	2,999,126	2,877,903
Skechers U.S.A., Inc. equity	3,367,817	3,259,344
Noncontrolling interests	298,099	282,728
Total stockholders' equity	3,665,916	3,542,072
TOTAL LIABILITIES AND EQUITY	$6,545,110	$6,491,280

SKECHERS U.S.A., INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	Three Months Ended
	March 31,
(in thousands, except per share data)	2022	2021
Sales	$1,819,594	$1,434,455
Cost of sales	995,431	748,796
Gross profit	824,163	685,659
Operating expenses
Selling	108,209	91,325
General and administrative	540,050	436,666
Total operating expenses	648,259	527,991
Earnings from operations	175,904	157,668
Other expense	(5,746)	(14,174)
Earnings before income taxes	170,158	143,494
Income tax expense	33,992	28,985
Net earnings	136,166	114,509
Less: Net earnings attributable to noncontrolling interests	14,943	15,936
Net earnings attributable to Skechers U.S.A., Inc.	$121,223	$98,573
Net earnings per share attributable to Skechers U.S.A., Inc.
Basic	$0.78	$0.64
Diluted	$0.77	$0.63
Weighted-average shares used in calculating net earnings per share attributable to Skechers U.S.A., Inc.
Basic	155,996	154,818
Diluted	157,448	155,936

SKECHERS U.S.A., INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

As previously announced, during the first quarter of 2022 Skechers refined the way it views its business operations and decision-making and now presents its reportable segment results as Wholesale and Direct-to-Consumer. Prior period results have been recast to reflect current reportable segments. There is no impact to the consolidated financial results of the Company as a result of this change.

Segment Information

	Three Months Ended March 31,		Change
(in millions)	2022	2021	$	%
Wholesale sales	$1,251.3	$943.1	$308.2	32.7
Gross profit	455.0	369.6	85.4	23.1
Gross margin	36.4%	39.2%		(280	)bps

Direct-to-Consumer sales	$568.3	$491.4	$76.9	15.7
Gross profit	369.2	316.1	53.1	16.8
Gross margin	65.0%	64.3%		60	bps

Total sales	$1,819.6	$1,434.5	$385.1	26.8
Gross profit	824.2	685.7	138.5	20.2
Gross margin	45.3%	47.8%		(250	)bps

Additional Sales Information

	Three Months Ended March 31,		Change
(in millions)	2022	2021	$	%
Geographic sales
Domestic
Wholesale	$538.6	$377.2	$161.4	42.8
Direct-to-Consumer	239.4	227.5	11.9	5.3
Total domestic sales	778.0	604.7	173.3	28.7

International
Wholesale	712.8	565.9	146.9	26.0
Direct-to-Consumer	328.8	263.9	64.9	24.6
Total international sales	1,041.6	829.8	211.8	25.5

Total sales	$1,819.6	$1,434.5	$385.1	26.8

Regional sales
Americas (AMER)	$946.9	$725.6	$221.3	30.5
Europe, Middle East & Africa (EMEA)	441.2	295.5	145.7	49.3
Asia Pacific (APAC)	431.5	413.4	18.1	4.4
Total sales	$1,819.6	$1,434.5	$385.1	26.8

China sales	$273.0	$250.6	$22.4	9.0

Distributor sales	$97.0	$80.2	$16.8	21.0

SKECHERS U.S.A., INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING

NON-GAAP FINANCIAL MEASURES (Unaudited)

Constant Currency Adjustment (Non-GAAP Financial Measure)

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of period-over-period fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our current period local currency financial results using the prior-period exchange rates and comparing these adjusted amounts to our prior period reported results.

	Three Months Ended March 31,
	2022			2021	Change
(in millions, except per share data)	Reported GAAP Measure	Constant Currency Adjustment	Adjusted for Non-GAAP Measures	Reported GAAP Measure	$	%
Sales	$1,819.6	$27.1	$1,846.7	$1,434.5	412.2	28.7
Cost of sales	995.4	18.7	1,014.1	748.8	265.3	35.4
Gross profit	824.2	8.4	832.6	685.7	146.9	21.4
Operating expenses	648.3	6.6	654.9	528.0	126.9	24.0
Earnings from operations	175.9	1.8	177.7	157.7	20.0	12.7
Other income (expense)	(5.8)	2.4	(3.4)	(14.2)	10.8	76.1
Income tax expense	34.0	-	34.0	29.0	5.0	17.1
Less: Noncontrolling interests	14.9	(0.3)	14.6	15.9	(1.3)	(8.3)
Net earnings	$121.2	$4.5	$125.7	$98.6	27.1	27.6
Diluted earnings per share	$0.77	$0.03	$0.80	$0.63	0.17	27.0